AARP INSURED TAX FREE INCOME TRUST         Exhibit 1(b)(2)

                             Redesignation of Series

      The undersigned being at least a majority of the duly elected and qualified Trustees of AARP Insured Tax Free Income Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.4, Section 5.11 and
Section 8.3 of the Amended and Restated Declaration of Trust dated November 1, 1984, as amended, (the "Declaration of Trust") of the Trust, hereby redesignate and change the par value of one series of the Trust by amending the Establishment and Designation of Series of Shares of Beneficial Interest filed with the Secretary of State of the Commonwealth of Massachusetts on December 3, 1984 as follows:

            The series designated "AARP Insured Tax Free Short Term Fund" is redesignated the "AARP High Quality Tax Free Money Fund".

            The par value of the shares of beneficial interest of such series shall be $.OO1 per share.

      The foregoing redesignation of name shall be effective upon appropriate disclosure in the Trust's Registration Statement under the Securities Act of 1933 or a supplement thereto. The foregoing change in par value shall be effective concurrently with a division of shares of such series occurring on or about August 1, 1991.


                                          /s/ Eugene P. Forrester
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    Cyril F. Brickfield                       Eugene P. Forrester


/s/ Linda C. Coughlin                     /s/ Eugene I. Lehrmann
------------------------                  --------------------------
    Linda C. Coughlin                         Eugene I. Lehrmann


/s/ Horace Deets                          /s/ William B. Macomber
------------------------                  --------------------------
    Horace Deets                              William B. Macomber


/s/ Mary Johnston Evans                   /s/ George L. Maddox, Jr.
------------------------                  --------------------------
    Mary Johnston Evans                       George L. Maddox, Jr.


/s/ Edgar R. Fiedler                      /s/ James H. Schulz
------------------------                  --------------------------
    Edgar R. Fiedler                          James H. Schulz


/s/ Cuyler W. Findlay                     /s/ Gordon Shillinglaw
------------------------                  --------------------------
    Cuyler W. Findlay                         Gordon Shillinglaw

Dated:      June 26, 1991